Exhibit 99.1

November 3, 2023

Dominion Energy Announces Retirements of Two Directors, Election of Two New

Independent Directors as Part of Continuing Board Refreshment

RICHMOND, Va. – Dominion Energy, Inc. (NYSE: D), today announced that Ronald W. Jibson and Michael E. Szymanczyk will retire from the company’s board of directors, continuing to serve the company on the board until the 2024 Annual Meeting of Shareholders.

Jibson was elected to the board in 2016 after the completion of the combination of Dominion Energy and Questar Corporation, where he was chairman, president, and chief executive officer. He serves on the Finance and Risk Oversight and Sustainability and Corporate Responsibility Committees.

Szymanczyk was elected in 2012 after serving as chairman and chief executive officer of Richmond, Va.-based Altria Group, Inc. He chairs the Compensation and Talent Development Committee and serves on the Sustainability and Corporate Responsibility Committee.

“Ron and Mike have served Dominion Energy’s shareholders with distinction,” said Robert M. Blue, chair, president and chief executive officer. “Ron’s knowledge of the U.S. natural gas industry has been particularly useful in our gas operations and management over the past seven years, and Mike’s unique leadership and problem-solving skills have been foundational for our Finance and Risk Oversight Committee and the new strategic direction in which Dominion Energy is heading.”

The company also announced that the board of directors has elected two new independent directors, Vanessa L. Allen Sutherland and Paul M. Dabbar. Those elections are effective Dec. 1, 2023, and part of the company’s ongoing commitment to strong corporate governance and regular board refreshment of its board of directors.

Together, Sutherland and Dabbar bring leadership, industry (including nuclear), corporate governance, environmental, government, public policy and legal, as well as technology expertise to the board.

Said Blue:

“Vanessa and Paul are proven, independent leaders in their fields with a wide breadth and depth of experience in the private and public sector and on boards of public corporations. The appointments of Vanessa and Paul are indicative of our long-standing commitment to continuously evaluate and enhance the board with independent individuals with diverse backgrounds, expertise, and skillsets. I am proud of Dominion Energy’s commitment to refresh its board. With the addition of Paul and Vanessa, and retirement of Ron and Mike, we will have added six new directors since 2019 and reduced the average board tenure to six years. We will lean on the experience of Vanessa and Paul as we emerge from the business review as a more financially sound company focused on its core mission to provide reliable, affordable, and increasingly clean power to our customers every day. I want to thank Mike and Ron, for their faithful, exceptional, and dedicated service to our company and shareholders. We will continue the strong legacy of governance that Mike and Ron are leaving behind.”

Sutherland is Executive Vice President, Government Affairs, General Counsel and Corporate Secretary at Houston-based Phillips 66, where she is a member of the executive leadership team. Prior to her role at Phillips 66, Sutherland was Executive Vice President and Chief Legal Officer for Norfolk Southern Corporation. In addition, Sutherland brings substantial knowledge of the public sector, having served as Chairperson and Chief Executive Officer of the U.S. Chemical Safety and Hazard Investigation Board and as Chief Counsel at the U.S. Department of Transportation’s Pipeline and Hazardous Materials Safety Administration. She also previously served in senior legal counsel roles for Altria Group, Inc. and Digex, Inc.

Sutherland’s corporate board experience includes previous service as a director of Southern Company Gas and Eastman Chemical Company. She serves on the Virginia Symphony Orchestra Board in Norfolk, Va., and served as a member of the Board of Trustees of The Woodruff Arts Center in Atlanta, Ga. She earned a bachelor’s degree from Drew University and a J.D. and MBA from American University.

“I am excited to be joining Dominion Energy’s board at this point in the evolution of the business. The company’s ongoing review to best position itself for long-term value creation has set the groundwork for Paul and me to help further execute on the company’s strategic vision,” said Sutherland.

Dabbar is co-Founder and Chief Executive Officer of Bohr Quantum Technology Corp., which develops and deploys quantum information technologies for the emerging quantum internet. He is also a Senior Research Scholar at Columbia University’s Center on Global Energy Policy. Previously, he was a U.S. Department of Energy (DOE) Under Secretary, serving as Under Secretary of Energy for Science. Prior to his role at the DOE, Dabbar was a senior investment banker at J.P. Morgan with significant transaction experience across all energy sectors, including solar, wind, geothermal, distributed-generation, utility, nuclear, LNG, pipeline, oil & gas, trading, and energy technologies. In addition, he had a senior leadership role for the company’s commodity trading business, including power, oil, and gas. In addition, Dabbar was a U.S. Navy nuclear submarine officer aboard the USS Pintado.

Dabbar serves on the boards of Bohr and Power & Digital Infrastructure Acquisition II Corp. He is a member of the U.S. Council on Foreign Relations and served on the DOE’s Research and Technology Investment Committee and the boards of the National Science and Technology Council, the Manhattan Project National Park, the Energy Storage Grand Challenge, and the DOE’s Environmental Management Board. Dabbar is a graduate of the U.S. Naval Academy and of the U.S. Navy’s Nuclear Power and Engineers programs. He earned an MBA from Columbia University.

“To join Dominion Energy’s board at this juncture is particularly energizing. I look forward to working collaboratively with Vanessa and the rest of the board to evaluate and execute the highest value-creating opportunities for shareholders,” said Dabbar.

About Dominion Energy

About 7 million customers in 15 states energize their homes and businesses with electricity or natural gas from Dominion Energy (NYSE: D), headquartered in Richmond, Va. The company is committed to providing reliable, affordable, and increasingly clean energy every day and to achieving Net Zero emissions by 2050. Please visit DominionEnergy.com to learn more.

Note Regarding Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the company’s ongoing commitment to regular board refreshment, strategic priorities and ability to deliver long-term shareholder value which are subject to various risks and uncertainties. Factors that could cause actual results to differ include, but are not limited to: the direct and indirect impacts of implementing recommendations resulting from the business review announced in November 2022; unusual weather conditions and their effect on energy sales to customers and energy commodity prices; extreme weather events and other natural disasters; extraordinary external events, such as the current pandemic health event resulting from COVID-19; federal, state and local legislative and regulatory developments; changes to regulated rates collected by Dominion Energy; timing and receipt of regulatory approvals necessary for planned construction or expansion projects and compliance with conditions associated with such regulatory approvals; the inability to complete planned construction projects within time frames initially anticipated; risks and uncertainties that may impact the ability to develop and construct the Coastal Virginia Offshore Wind (CVOW) Commercial Project within the currently proposed timeline, or at all, and consistent with current cost estimates along with the ability to recover such costs from customers; changes to federal, state and local environmental laws and regulations, including those related to climate change; cost of environmental strategy and compliance, including cost related to climate change; changes in implementation and enforcement practices of regulators relating to environmental standards and litigation exposure for remedial activities; changes in operating, maintenance and construction costs; additional competition in Dominion Energy’s industries; changes in demand for Dominion Energy’s services; receipt of approvals for, and timing of, closing dates for acquisitions and divestitures; impacts of acquisitions, divestitures, transfers of assets by Dominion Energy to joint ventures, and retirements of assets based on asset portfolio reviews; the expected timing and likelihood of the completion of the proposed sales of The East Ohio Gas Company, Public Service Company of North Carolina, Incorporated, Questar Gas Company and Wexpro Company, and their consolidated subsidiaries, as applicable, including the ability to obtain the requisite regulatory approvals and the terms and conditions of such approvals; adverse outcomes in litigation matters or regulatory proceedings; fluctuations in interest rates; the effectiveness to which existing economic hedging instruments mitigate fluctuations in currency exchange rates of the Euro and Danish Krone associated with certain fixed price contracts for the major offshore construction and equipment components of the CVOW Commercial Project; changes in rating agency requirements or credit ratings and their effect on availability and cost of capital; and capital market conditions, including the availability of credit and the ability to obtain financing on reasonable terms. Other risk factors are detailed from time to time in Dominion Energy’s quarterly reports on Form 10-Q and most recent annual report on Form 10-K filed with the U.S. Securities and Exchange Commission.

#####

CONTACTS:

Media: Ryan Frazier, (804) 836-2083, C.Ryan.Frazier@dominionenergy.com

Financial analysts: David McFarland, (804) 819-2438, David.M.McFarland@dominionenergy.com